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                                                                  EXHIBIT 99.1



                       SMARTALK ACQUIRES WORLDWIDE DIRECT

COLUMBUS, Ohio, June 10 (Reuters) - SmarTalk TeleServices, Inc. said Wednesday it has acquired Worldwide Direct, a direct-to-consumer distributor of prepaid cellular telephones, in a stock deal.

SmarTalk said in a statement it will issue 2.71 million shares of its common stock to Worldwide Direct shareholders.

SmarTalk said it will also assume just over $1 million in existing Worldwide debt.

SmarTalk said it intends to seek approval from the U.S. Securities and Exchange Commission to account for the acquisition on a pooling-of-interests basis.

The transaction is subject to approval by Nasdaq of the listing of the SmarTalk shares to be offered as consideration for the acquisition, the company said.